Exhibit 99.1

iSpecimen Names Chief Financial Officer, Tracy Curley, Interim CEO

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Current President and CEO, Christopher Ianelli, to Leave Company

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LEXINGTON, Mass., September 22, 2022 – iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists in need of biospecimens for medical research with a network of healthcare specimen providers, announced today the immediate appointment of Tracy Curley as interim CEO, replacing current Chief Executive Officer and President, Christopher Ianelli. In addition to serving as interim CEO, Ms. Curley will remain CFO. The Board of Directors (the “Board”) is currently reviewing the Company’s near- and long-term needs pertaining to the role of Chief Executive Officer.

On September 19, 2022, Dr. Ianelli gave the Board a notice of departure to vacate his positions as Chief Executive Officer and President, effective October 24, 2022, as a result of the non-renewal of his Executive Employment Agreement dated June 21, 2021. Pursuant to the mutual agreement of Dr. Ianelli and the Board, Dr. Ianelli vacated his positions as Chief Executive Officer and President on September 21, 2022.

On September 20, 2022, Jill Mullan gave the Board a notice of departure to vacate her position as Chief Operating Officer, effective October 24, 2022, as a result of the non-renewal of her Executive Employment Agreement dated June 21, 2021.

In order to assure a smooth transition, Dr. Ianelli and Ms. Mullan have both offered and agreed to continue to provide services as employees of iSpecimen through the termination of their employment with the Company on October 24, 2022. The Company is currently negotiating Separation Agreements with each of Dr. Ianelli and Ms. Mullan, which are expected to include the financial and other terms of each of their terminations as executive officers of the Company.

“First, allow me to extend our appreciation to Chris and Jill for their vision, guidance, and support. At the same time, I want to thank the current leadership team and everyone at iSpecimen for their dedication to achieving excellence. I also wish to convey the confidence the Board and I have in the team’s ability to successfully operate the business without missing a beat,” said Ms. Curley, Chief Financial Officer and interim-CEO. “We currently have several business initiatives underway that, over time, will further strengthen our leadership position and be transformational in the biospecimen procurement industry. Our business and balance sheet are strong, which is especially important during the current macroeconomic environment. Let us not forget the vital role iSpecimen serves in advancing breakthrough science and saving lives.”

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks factors contained in the Company’s filings with the Securities and Exchange Commission, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Investor Contact
KCSA Strategic Communications
Allison Soss

iSpecimen@kcsa.com

Media Contact

KCSA Strategic Communications

Raquel Cona

iSpecimen@kcsa.com